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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 9, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                       (IRS Employer Identification No.)

        1000 Crawford Place, Suite 400, Mount Laurel, New Jersey 08054
                   (Address of Principal Executive Offices)

                                (856) 778-2300
                        (Registrant's Telephone Number)
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Item 1.  Not Applicable.

Item 2.  Acquisition of Eager Beaver Car Wash, Inc.
                        ---------------------------

         On September 9, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), acquired all of the outstanding stock of Eager Beaver Car Wash, Inc. (collectively "Eager Beaver") pursuant to the terms of a Stock Purchase Agreement (the "Agreement") dated June 21, 1999, by and between the Registrant on one hand, and Ken H. Bachman, Claudia Bachman, Carolyn Schmidt, Daniel Warmbier, and Diane Warmbier (the "Sellers") on the other hand. Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the outstanding shares of stock of the Sellers who are in the business of operating car wash facilities in Brandenton, Fort Myers, Venice and Sarasota, Florida. Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement which is filed herewith as Exhibit 2.1.

         At Closing, the Company delivered to Sellers 656,869 shares of the Company's common stock having a value of $8.50 per share. No cash was paid to the shareholders for the acquisition of the shares of the Sellers. The acquisition is to be accounted for using the "pooling of interests" method of accounting.

         At the closing, the Registrant assumed approximately $3,818,000 of outstanding indebtedness of Eager Beaver. The acquisition includes all of the assets and liabilities, including the real estate, to operate the car wash facilities. The Registrant intends to continue to use the acquired assets in the business of operating car washes in Brandenton, Fort Myers, Venice and Sarasota, Florida.


Items 3-6            Not Applicable.

Item 7               Financial Statements and Exhibits.

                     (a)  Financial Statements of Business Acquired.

                     It is impracticable to provide the required combined financial statements of Eager Beaver at the time of the filing of this report. The required financial statements of Eager Beaver will be filed within the time period required in accordance with applicable regulations and the Securities and Exchange Act of 1934.

                     (b)  Pro Forma Financial Information.

                     It is impracticable to provide the required pro forma financial information of Mace Security International, Inc. at the time of the filing of this report. The required pro forma financial information of Mace Security International, Inc. will be filed within the time period required



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                     in accordance with applicable regulations and the
                     Securities and Exchange Act of 1934.

                     (c) The following Exhibits are hereby filed as part of this Current Report on Form 8-K.

                     2.1 Stock Purchase Agreement dated as of June 21, 1999, by and between Ken H. Bachman, as Trustee under the Kenneth H. Bachman Revocable Trust under agreement dated 9/12/94, Claudia Bachman, as Trustee under the Claudia Bachman Revocable Trust under agreement dated 9/12/94 Carolyn Schmidt, Daniel Warmbier, and Diane Warmbier on the one hand, and Mace Security International, Inc. on the other hand.

                     99   Press Release dated September 9, 1999.

Items 8-9.           Not applicable.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 24, 1999       MACE SECURITY INTERNATIONAL, INC.


                                  By:/s/ Gregory M. Krzemien
                                     -----------------------
                                  Gregory M. Krzemien
                                  Chief Financial Officer and Treasurer


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                                 EXHIBIT INDEX


Exhibit    Description
           -----------
No.
---

2.1 Stock Purchase Agreement dated as of June 21, 1999, by and between Ken H. Bachman, as Trustee under the Kenneth H. Bachman Revocable Trust under agreement dated 9/12/94, Claudia Bachman, as Trustee under the Claudia Bachman Revocable Trust under agreement dated 9/12/94 Carolyn Schmidt, Daniel Warmbier, and Diane Warmbier on the one hand, and Mace Security International, Inc. on the other hand.

99         Press Release dated September 9, 1999.